Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268960

PROSPECTUS SUPPLEMENT NO.1

(to Prospectus Supplement dated September 9, 2025

and to Prospectus Dated January 3, 2023)

5,494,770 Shares of Common Stock

NextNRG, Inc.

This prospectus supplement (“prospectus supplement”) supplements the information in the prospectus supplement dated September 9, 2025, and the accompanying prospectus dated January 3, 2023, relating to the offer and sale of shares of our common stock, par value $0.0001 per share, pursuant to the terms of that certain securities purchase agreement (the “Purchase Agreement”) dated September 8, 2025, with an accredited investor (the “Investor”). This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the prospectus supplement dated September 9, 2025, and the accompanying prospectus dated January 3, 2023, and any future amendments or supplements thereto.

We are offering an additional 5,494,770 shares of our Common Stock, par value $0.0001 per share, pursuant to this prospectus supplement, the prospectus supplement dated September 9, 2025, the accompanying base prospectus, the Purchase Agreement and the notes and warrants issued by us in accordance with the Purchase Agreement. The total amount of shares of our Common Stock that we are offering under this prospectus supplement, the prospectus supplement dated September 9, 2025, the accompanying base prospectus is 11,359,058.

On September 8, 2025, we entered into the Purchase Agreement with the Investor. Pursuant to the Purchase Agreement, we agreed to sell, and the Investor agreed to purchase (i) senior secured convertible notes of the Company, in the aggregate original principal amount of up to $11,800,000 (the “Notes”), which are convertible into shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”), and (ii) warrants to purchase up to 3,000,000 shares of Common Stock with an exercise price of $5.00 per share (the “Warrants). On the same date, the Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”) and a security agreement (the “Security Agreement”). In connection with the transaction contemplated in the Purchase Agreement, the Company also agreed to issue to another accredited investor, who is a consultant of the Investor (and together with the Investor, the “Investors”), due diligence notes, in the aggregate original principal amount of up to $1,180,000 (the “Due Diligence Notes”) and due diligence warrants to purchase up to 300,000 shares of Common Stock, subject to adjustment as provided in the due diligence warrants (the “Due Diligence Warrants”).

On September 8, 2025, the Company issued Notes in the aggregate principal amount of $2,950,000, Warrants to purchase up to 750,000 shares of Common Stock, Due Diligence Notes in the aggregate principal amount of $295,000 and Due Diligence Warrants to purchase up to 75,000 shares of Common Stock (the “Initial Closing”). The Company received gross proceeds of $2,500,000 at the Initial Closing.

On October 3, 2025, and October 22, 2025, the company issued Notes in the aggregate principal amount of $2,950,000, Warrants to purchase up to 750,000 shares of Common Stock, Due Diligence Notes in the aggregate principal amount of $295,000 and Due Diligence Warrants to purchase up to 75,000 shares of Common Stock (the “Second Closing”). The Company received aggregate gross proceeds of $2,500,000 at the Second Closing.

On November 12, 2025, the Company issued Notes in the aggregate principal amount of $2,950,000, Warrants to purchase up to 750,000 shares of Common Stock, Due Diligence Notes in the aggregate principal amount of $295,000 and Due Diligence Warrants to purchase up to 75,000 shares of Common Stock (the “Third Closing” and together with the Initial Closing and the Second Closing, the “Prior Closings”). The Company received gross proceeds of $2,500,000 at the Third Closing.

After the Prior Closings, under the Purchase Agreement, from the Initial Closing and for 5 years thereafter, the Investor shall have the right to purchase additional Notes and Warrants from the Company at any additional closing (the “Additional Closing”) and the Company may issue and sell additional (i) Notes up to a total aggregate principal amount of $2,950,000), (ii) Due Diligence Notes up to a total aggregate principal amount in all Additional Closings of $295,000), (iii) Warrants to purchase up to 750,000 shares of Common Stock, and (iv) Due Diligence Warrants to purchase up to 75,000 shares of Common Stock, subject to the terms and conditions set forth in the Purchase Agreement.

The shares of Common Stock issuable upon conversion of the Notes or the Due Diligence Notes or upon the exercise of the Warrants or the Due Diligence Warrants that we issued at the First and Second Closings were registered by us pursuant to a prospectus supplement dated September 9, 2025, filed with the SEC.

This prospectus supplement and offering relate to our shares of Common Stock issuable by us upon conversion of the Notes or the Due Diligence Notes or upon the exercise of the Warrants or the Due Diligence Warrants that we issued at the Third Closing and that we may issue in the Additional Closing.

The shares of Common Stock are being offered directly to the investors without a placement agent or underwriter. We are not paying placement agent fees or underwriting discounts in connection with the offering.

Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “NXXT.” On November 17, 2025, the last reported sale price of our Common Stock was $1.425 per share.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, our Chief Executive Officer and Executive Chairman is the holder and beneficial owner of approximately 59% of the Company’s Common Stock and therefore controls a majority of the voting power of the Company’s outstanding Common Stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. See “Risk Factors — The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

INVESTING IN OUR SECURITIES INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 18, 2025

Table of Contents

Prospectus Supplement

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, the prospectus supplement dated September 9, 2025, and the accompanying base prospectus relate to this offering of shares of our Common Stock. Before purchasing any shares of our Common Stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

We are filing this prospectus supplement to supplement the prospectus supplement dated September 9, 2025, and the accompanying prospectus dated January 3, 2023.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the prospectus supplement dated September 9, 2025 and the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, as amended, on the other hand, as such information relates to the offering of shares of Common Stock issuable by us upon conversion of the Notes or the Due Diligence Notes or upon the exercise of the Warrants or the Due Diligence Warrants that we issued at the Third Closing and that we may issue in the Additional Closing, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

On December 22, 2022, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-268960), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on January 3, 2023. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of Common Stock.

This document is in two parts. The first part is this prospectus supplement together with the prospectus supplement dated September 9, 2025, which describes the specific terms of this offering of Common Stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated January 3, 2023, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement, the prospectus supplement dated September 9, 2025, or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement, the prospectus supplement dated September 9, 2025 or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the prospectus supplement dated September 9, 2025 and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement, the prospectus supplement dated September 9, 2025, and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the prospectus supplement dated September 9, 2025 or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the prospectus supplement dated September 9, 2025 and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement, the prospectus supplement dated September 9, 2025 or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “NextNRG,” “Next”, the “Company,” “we,” “us,” “our” or similar references to refer to NextNRG, Inc. and our subsidiaries.

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the prospectus supplement dated September 9, 2025, the accompanying base prospectus and the documents incorporated by reference herein may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus supplement relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus supplement entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

S-2

SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement, the prospectus supplement dated September 9, 2025 and the accompanying base prospectus or incorporated by reference into this prospectus supplement, the prospectus supplement dated September 9, 2025 and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement, the prospectus supplement dated September 9, 2025 and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement, the prospectus supplement dated September 9, 2025 and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

NextNRG: Powering What’s Next

NextNRG is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its utility operating system, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill Holdings, Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. On February 13, 2025, EzFill Holdings, Inc. was renamed as NextNRG, Inc. The business is headquartered in South Florida.

Our principal executive offices are located at 57 NW 183rd Street, Miami, FL 33169, and our telephone number is 305-791-1169. Our website address is nextnrg.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

S-3

THE OFFERING

Shares of Common Stock Offered	5,494,770 shares of Common Stock.

Shares of Common Stock Outstanding Prior to this Offering	134,406,340 shares of Common Stock

Shares of Common Stock Outstanding Following this Offering	Up to 139,901,130 shares of Common Stock, assuming conversion of the Notes and Diligence Notes issued in the Third Closing and that we my issue in the Additional Closing and exercise of the Warrants and Diligence Warrants issued at the Third Closing and that we may issue in the Additional Closing.

Use of Proceeds	The Investors will be entitled to the shares of Common Stock upon the conversion of the Notes and the Due Diligence Notes and upon the exercise of the Warrants and the Due Diligence Warrants issued at the Third Closing and that we may issue in the Additional Closing. We will not receive any additional cash proceeds from the conversion of the Notes or the Due Diligence Notes. We will receive cash proceeds of $5.00 per share upon the exercise of the Warrants or the Due Diligence Warrants. Assuming the exercise in full of the Warrants and the Due Diligence Warrants issued by us in the Third Closing and that we may issue in the Additional Closing, and the issuance of 1,650,000 shares of Common Stock upon such exercises, we will receive gross proceeds of $8,250,000. We intend to use the net proceeds that we receive from this offering for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Ticker Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NXXT.”

Risk Factors	An investment in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the prospectus supplement dated September 9, 2025, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

The number of shares of our Common Stock to be outstanding after this offering is based on 134,406,340 shares of our Common Stock outstanding as of the date of this prospectus supplement, and excludes the following:

●	warrants to purchase 52,297 shares of Common Stock at a weighted average exercise price of $4.82 and warrants to purchase 250,000 shares of Common Stock at an exercise price of $3.75;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan;
●	3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share;
●	5,800,000 shares pledged as a security on two loans agreement entered into by the Company; and
●	warrants to purchase 1,650,000 shares of Common Stock at a weighted average exercise price of $5.00.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

S-4

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment in our Common Stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement, the prospectus supplement dated September 9, 2025 and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our Common Stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Ownership of our Common Stock and This Offering

Our stock price is expected to fluctuate significantly.

Our Common Stock is approved for listing on The Nasdaq Capital Market under the symbol “NXXT” and began trading on September 15, 2021. There can be no assurance that an active trading market for our shares will be sustained. The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

● actual or anticipated fluctuations in our financial condition and operating results;

● geopolitical developments affecting supply and demand for oil and gas and an increase or decrease in the price of fuel;

● actual or anticipated changes in our growth rate relative to our competitors;

● competition from existing companies in the space or new competitors that may emerge;

● issuance of new or updated research or reports by securities analysts;

● fluctuations in the valuation of companies perceived by investors to be comparable to us;

● share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

● additions or departures of key management or technology personnel;

● disputes or other developments related to proprietary rights, including intellectual property, litigation matters, and our ability to obtain patent protection for our technologies;

● announcement or expectation of additional debt or equity financing efforts;

● sales of our Common Stock by us, our insiders or our other stockholders; and

● general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our Common Stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of Common Stock and may otherwise negatively affect the liquidity of our Common Stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated to or disproportionate to the operating performance of the Company

A significant percentage of the Company’s Common Stock is held by a small number of shareholders.

Our Chief Executive Officer and Executive Chairman controls approximately 59% of our outstanding Common Stock as of September 30, 2025, and our officers and directors collectively own approximately 71% of our outstanding Common Stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the conversion of existing convertible notes, occurrence of sales of a large number of shares of our Common Stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our Common Stock reduce the public float and liquidity of our Common Stock, which can in turn affect the market price of our Common Stock.

Our Amended and Restated Certificate of Incorporation includes an exclusive forum provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any derivative actions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees.

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

S-5

We have never paid dividends on our capital stock, and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our Common Stock will likely depend on whether the price of our Common Stock increases.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain from an investment in our Common Stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our Common Stock if the price of our Common Stock increases.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

Our Common Stock is currently listed for trading on The Nasdaq Stock Market LLC. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our Common Stock on The Nasdaq Stock Market LLC. If we are unable to achieve and maintain compliance with any of Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our Common Stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our Common Stock; (ii) reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years from the time of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We expect that we will no longer be an “emerging growth company” after December 31, 2026.

S-6

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our Common Stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our Common Stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of Common Stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

You will experience immediate and substantial dilution.

The assumed offering price per share in this offering may exceed the pro forma net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming the conversion in full of the Notes and the Due Diligence Notes issued at the Third Closing and that we may issue in the Additional Closing and the issuance of 3,844,770 shares of Common Stock, upon such conversions at a conversion price of $1.688 per share, and assuming the exercise if full of the Warrants and the Due Diligence Warrants issued by us at the Third Closing and that we may issue in the Additional Closing and the issuance of 1,650,000 shares of Comon Stock upon such exercises, at an exercise price of $5.00 per share, and after deducting estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.06 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2025 (giving effect to the Second Closing) after giving effect to this offering and the assumed offering price of $2.68, which is the average of the $1.688 conversion price of the Notes and Due Diligence Notes and the $5.00 exercise price of the Warrants and Due Diligence Warrants. In addition, we are not restricted from issuing additional securities in the future, including shares of Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-11 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, our Chief Executive Officer and Executive Chairman, is the holder and beneficial owner of approximately 59% of the Company’s Common Stock and therefore controls a majority of the voting power of the Company’s outstanding Common Stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

S-7

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock being offered in this offering upon conversion of the Notes or the Due Diligence Notes issued at the Third Closing or that we may issue in the Additional Closing. We will receive $5.00 per share upon the exercise of the Warrants and the Due Diligence Warrants. Assuming the exercise in full of the Warrants and the Due Diligence Warrants that we issued at the Third Closing and that we may issue in the Additional Closing and the issuance of 1,650,000 shares of Common Stock upon such exercise, we will receive gross proceeds of $8,250,000.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, new technology development, new product development, purchases of technology, and possible related acquisitions of other firms, including the acquisition of a mobile refueling business to expand our mobile refueling operations. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our Common Stock. Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

S-8

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our Common Stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

S-9

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to give effect to the $2,500,000 received by us in the Third Closing, the additional $2,500,000 that we may receive in the Additional Closing, the assumed conversion of all Notes and Due Diligence Notes issued in the Third Closing and that we may issue in the Additional Closing, with no additional payments for such conversions, and the assumed exercises of all Warrants and Due Diligence Warrants issued in the Third Closing and that we may issue in the Additional Closing at an exercise price of $5.00 per share, after deducting estimated offering expenses payable by us. The pro forma as adjusted does not include the Second Closing.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2025 (Unaudited)
	Actual	Pro Forma As Adjusted

Cash, cash equivalents and investment in debt securities	$653,869	$13,903,869
Stockholders’ equity:	-	-
Preferred stock - $0.0001 par value; 5,000,000 shares authorized none issued and outstanding and as adjusted	-	-
Convertible Preferred stock - Series A, $0.0001 par value; 513,000 shares designated, 363,000 issued and outstanding, respectively	36	36
Convertible Preferred stock - Series B, $0.0001 par value; 150,000 shares designated, 140,000 issued and outstanding, respectively, and as adjusted	14	14
Common Stock - $0.0001 par value, 500,000,000 shares authorized, 122,051,560 shares issued and outstanding, respectively, and as adjusted	12,808	13,357
Additional paid-in capital	110,819,763	110,819,214
Accumulated deficit	(127,173,896)	(120,413,896)
Stockholders’ equity (deficit)	(17,269,661)	(10,509,661)
Total Capitalization	$25,521,063	$32,895,509

The above table and discussion excludes the following :

●	warrants to purchase 52,297 shares of Common Stock at a weighted average exercise price of $4.82 and warrants to purchase 250,000 shares of Common Stock at an exercise price of $3.75;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan;
●	3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share;
●	5,800,000 shares pledged as a security on two loans agreement entered into by the Company; and
●	warrants to purchase 1,650,000 shares of Common Stock at a weighted average exercise price of $5.00.

S-10

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the assumed offering price per share and the pro forma as adjusted net tangible book value per share of Common Stock immediately after this offering.

The assumed price for this offering is $2.68, which is the average of $1.688, the conversion price of the Notes and Due Diligence Notes, and $5.00, the exercise price of the Warrants and the Due Diligence Warrants, after deducting estimated offering expenses payable by us.

As of September 30, 2025, our net tangible book value was approximately ($29,579,850), or ($0.23) per share of Common Stock. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our Common Stock outstanding as of September 30, 2025.

After giving effect to the $2,500,000 received by us in the Third Closing, the additional $2,500,000 that we may receive in the Additional Closing, the assumed conversion of all Notes and Due Diligence Notes issued in the Third Closing and that we may issue in the Additional Closing, with no additional payments for such conversions, and the assumed exercises of all Warrants and Due Diligence Warrants issued in the Third Closing and that we may issue in the Additional Closing at an exercise price of $5.00 per share, after deducting estimated offering expenses payable by us, which yields to 5,494,770 shares of our Common Stock, at an assumed offering price of $2.68 per share. Our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately ($22,819,850), or ($0.16) per share. This represents an immediate increase in pro forma net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution of $0.06 per share to investors purchasing Common Stock in this offering at the assumed public offering price. The Second Closing is not included in the dilution calculation.

The following table illustrates this per share dilution based on shares outstanding as of September 30, 2025:

Assumed offering price per Common Stock	$2.68
Pro forma net tangible book value per share as of September 30, 2025, before giving effect to this offering	$(0.22)
Increase in pro forma net tangible book value per share attributable to new investors in this offering	$0.06
Pro forma as adjusted net tangible book value per share	$(0.16)
Dilution in pro forma as adjusted net tangible book value per common share to new investors in this offering	$0.06

The above table and discussion excludes the following:

●	warrants to purchase 52,297 shares of Common Stock at a weighted average exercise price of $4.82 and warrants to purchase 250,000 shares of Common Stock at an exercise price of $3.75;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	12,753,451 shares reserved for future issuance under our 2023 Equity Incentive Plan;
●	3,979,000 shares which may be issued on the exercise of stock options issued to employees under the 2023 equity incentive plan exercisable at $2.67 per share;
●	5,800,000 shares pledged as a security on two loans agreement entered into by the Company; and
●	warrants to purchase 1,650,000 shares of Common Stock at a weighted average exercise price of $5.00.

S-11

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of Common Stock. For a description of the rights associated with the Common Stock, see “Description of Capital Stock” in the accompanying prospectus. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “NXXT”.

S-12

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement, the accompanying base prospectus and the Purchase Agreement, the Notes, the Due Diligence Notes, the Warrants and the Due Diligence Warrants, we are offering to the investors up to 5,494,770 of our shares of Common Stock.

The shares of Common Stock are being offered directly to the investors by the Company without a placement agent, underwriter, broker or dealer.

We will issue the shares of Comon Stock upon conversion of the Notes or the Due Diligence Notes or upon the exercise of the Warrants or the Due Diligence Warrants, immediately after such conversion or exercise.

The transfer agent and registrar for our Common Stock is ClearTrust, LLC with an address at 16540 Pointe Village Dr, Ste 210, Lutz, FL 33558, Their telephone number is (813) 235-4490.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “NXXT.”

S-13

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed on for us by Sichenzia Ross Ference Carmel LLP New York, New York. Sichenzia Ross Ference Carmel LLP or certain members or employees of Sichenzia Ross Ference Carmel LLP have been issued Common Stock of the Company.

EXPERTS

The financial statements of the Company as of December 31, 2024 and 2023, incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www. nextnrg.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the Common Stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common Stock we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

S-14

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), filed with the SEC on March 27, 2025.

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 21, 2025, for the quarterly period ended June 30, 2025, filed with the SEC on August 14, 2025 and for the quarterly period ended September 30, 2025, filed with the SEC on November 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on November 18, 2025, November 14, 2025, October 24, 2025, October 9, 2025, September 19, 2025 September 9, 2025, July 17, 2025, July 3, 2025, July 1, 2025, June 30, 2025, June 20, 2025, June 13, 2025, May 23, 2025, May 9, 2025. April 4, 2025, March 28, 2025, February 18, 2025, January 23, 2025, January 21, 2025, January 21, 2025, January 10, 2025, January 3, 2025 and January 2, 2025.

●	The description of our Common Stock in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

NextNRG, Inc.

57 NW 183rd St.

Miami, FL 33169

305-791-1169

S-15

5,494,770 shares of Common Stock

Prospectus Supplement No. 1

November 18, 2025